SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2006
COLOR KINETICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50798	04-3391805

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Milk Street, Suite 1100, Boston, Massachusetts 02108
(Address of principal executive offices) (Zip Code)
(617) 423-9999
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to the 2006 Chief Executive Officer Bonus Plan
     On August 2, 2006, the board of directors of Color Kinetics Incorporated (the “Company”) approved and adopted an amendment to the Company’s 2006 Chief Executive Officer Bonus Plan (the “Chief Executive Officer Bonus Plan”), increasing his bonus target from 67% of base salary to 79% of base salary.
     The following is a summary of the material features of the Chief Executive Officer Bonus Plan, as amended:
     William Sims, our President and Chief Executive Officer (the “CEO”), is assigned a Bonus Target equal to 79% of the CEO’s base salary. The CEO’s bonus is based on the following performance measures: (i) the Company’s attaining its adjusted operating income goal for 2006 as set forth in the Company’s 2006 Operating Plan (the “AOI Goal”); and (ii) the Company’s attaining its top line revenue goal for 2006 as set forth in the Company’s 2006 Operating Plan (the “Revenue Goal”).
     Achievement of at least 90% of the AOI Goal is required for payment of the portion of the CEO’s bonus that is based on attainment by the Company of the AOI Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of the AOI Goal achieved up to 110%.
     Achievement of at least 85% of the Revenue Goal is required for payment of the portion of the CEO’s bonus that is based on attainment by the Company of the Revenue Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of the Revenue Goal achieved with no maximum.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLOR KINETICS INCORPORATED
By:	/s/ David K. Johnson
David K. Johnson
Chief Financial Officer

Date: August 4, 2006